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                                                                     Exhibit 4.2


                     FIRST EMPIRE CAPITAL TRUST I
                            TRUST AGREEMENT

      THIS TRUST AGREEMENT, dated as of January 17, 1997, is by and among (i) First Empire State Corporation, a New York corporation (the "Depositor"), (ii) Bankers Trust Company, a New York banking corporation, as property trustee and
(iii) Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee (each of Bankers Trust Company and Bankers Trust (Delaware) a "Trustee," and collectively the "Trustees"). The Depositor and the Trustees hereby agree as follows:

      1. The trust created hereby (the "Trust") shall be known as "First Empire Capital Trust I."


      2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust.



      3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially to the effect set forth in the Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.



      4. The Depositor and the Trustees hereby authorize and direct the Depositor, in each case on behalf of the Trust as the sponsor of the Trust,
(i) to execute and file with the Securities and Exchange Commission (the "Commission") (a) a Registration Statement on Form S-3 (the "Registration Statement") and any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust, and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital



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Securities of the Trust under Section 12(b) of the Securities Exchange Act of
1934, as amended; (ii) to execute and file with the New York Stock Exchange, the American Stock Exchange or such other national securities exchange or the Nasdaq National Market, as the Depositor shall determine, a listing or similar application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed or approved for quotation on the New York Stock Exchange, the American Stock Exchange or such other national securities exchange or the Nasdaq National Market; (ii) to execute and file such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities of "Blue Sky" laws of such jurisdictions as the Depositor on behalf of the Trust, may deem necessary or desirable and (iv) to execute that certain Underwriting Agreement relating to the Capital Securities, among the Trust, and Depositor and Morgan Stanley & Co. Inc., as the representative of the several Underwriters named therein. It is hereby acknowledged and agreed that in connection with any filing referred to in clauses (i)-(iii) above, Bankers Trust Company and Bankers Trust (Delaware), in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange, American
Stock Exchange (other national securities exchange) or the Nasdaq National Market or state securities or "Blue Sky" laws, and in such case only to the extent so required. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Richard A. Lammert, Gary S. Paul and Steven
L. Kaplan, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor in the Depositor's name, place and stead, in any and all capacities, to sign and file with the Commission (i) the Registration Statement and the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement and the 1934 Act Registration Statement with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement and any and all amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits thereto, and all other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

      5. This Trust Agreement may be executed in one or more counterparts.



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      6. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, who may increase or decrease the number of Trustees; provided, however, that, to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior written notice to the Depositor.



      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                        FIRST EMPIRE STATE CORPORATION,
                                        as Depositor


                                        By:    /s/ Gary S. Paul
                                               ---------------------------
                                        Name:  Gary S. Paul
                                        Title: Senior Vice President


                                        BANKERS TRUST COMPANY,
                                        as property trustee


                                        By:    /s/ Matthew Seeley
                                               ---------------------------
                                        Name:  Matthew Seeley
                                        Title: Vice President


                                        BANKERS TRUST (DELAWARE),
                                        as Delaware trustee


                                        By:    /s/ M. Lisa Wilkins
                                               ---------------------------
                                        Name:  M. Lisa Wilkins
                                        Title: Assistant Secretary


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